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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

PURSUANT TO SECTION 15 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (date of earliest event reported): September 3, 1998

                         Commission file number: 1-12529

                                  NETMED, INC.
             (Exact name of Registrant as specified in its charter)

                  OHIO                                       31-1282391
          (State of incorporation                           (I.R.S. Employer
          or organization)                                 Identification No.)

                     6189 MEMORIAL DRIVE, DUBLIN, OHIO 43017
          (Address of principal executive offices, including zip code)

                                 (614) 793-9356
              (Registrant's telephone number, including area code)

ITEM 5.

                   NETMED, INC. Announces Closing of Offering

         On September 3, 1998, NetMed, Inc. announced that it had received all payments and now will close escrow for the previously announced $500,000 private placement in its 95 percent owned OxyNet subsidiary. Net proceeds to the Company will be $491,000. The Company also stated that it was not soliciting additional subscriptions at this time.

"This funding makes two important points," stated David J. Richards, NetMed president and CEO. "First - The Company projects that there is adequate funding for operations into the year 2000. Second - educated investors, including our directors, have invested at a private valuation equivalent to $.62 per NetMed share only for our oxygen technology. This also is why officers of the Company have recently purchased NetMed stock in the open market. We believe our stock is significantly undervalued."

Tuesday September 1, 1998, the Company announced the appointment of Trevor
Ferger as Chief Operating Officer. NetMed, Inc. is engaged in the business of acquiring, developing and marketing medical and health-related technologies. The Company's revenues are currently derived from the marketing of the PAPNET(R) Testing System, an advanced computerized test that pinpoints and magnifies pre-cancerous cells on conventionally prepared Pap smears. The Company recently announced that the PAPNET testing system was been approved as a primary screening device in Canada. The PAPNET testing system is in use as a primary screening system in several European countries and is currently in FDA trials in the United States for clearance as a primary screener for all types of Pap smears. The Company, through its OxyNet subsidiary, is developing a ceramic oxygen concentrator for use in the home healthcare market.
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Statements in this release which relate to other than strictly historical facts, including statements about the Company's plans and strategies, as well as management's expectations about new and existing products, technologies and opportunities, market growth, demand for and acceptance of new and existing products (including the PAPNET(R) Testing System and the OxyNet(R) oxygen concentration device), are forward-looking statements. The words "believe," "expect," "anticipate," "estimate," "project," and similar expressions identify forward-looking statements that speak only as of the date hereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company's current reliance on a single product marketed under license from NSI, the corresponding dependence on NSI's patents and proprietary technology, government regulation, continuing losses from operations and negative cash flow, limited marketing and sales history, the impact of third party reimbursement decisions, the challenges of research and development of new products, and other risks detailed in the Company's most recent Annual Report on Form 10-K and other Securities and Exchange Commission filings. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned herunto duly authorized in Dublin, Ohio on this 9th day of September, 1998.


                                              By: /s/ David J. Richards
                                                 ----------------------
                                                 David J. Richards, President